Exhibit (j)(i)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the use of our reports dated October 28, 2009, and June 24, 2010, which are incorporated by reference in this Registration Statement (Form N-1A) of Direxion Funds, to be filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 104 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).
/s/ Ernst & Young
New York, NY
August 24, 2010